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Exhibit 23.02

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS, WITH RESPECT TO THE REGISTRANT

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of GRIC Communications, Inc. for the registration of 9,833,329 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2003, with respect to the financial statements and schedule of GRIC Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP
San Jose, California September 22, 2003

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  Exhibit 23.02
CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS, WITH RESPECT TO THE REGISTRANT